WARRANT AGREEMENT


           WARRANT AGREEMENT dated as of August 16, 1996, between
XCL   LTD.,   a   Delaware  corporation  ("XCL"),  and   TERRENEX
ACQUISITIONS CORP. ("Terrenex").

                      W I T N E S S E T H :

           WHEREAS, by letter agreement dated August 16, 1996, Terrenex arranged for the sale of XCL Common Stock to a non-North
American Person, in a transaction pursuant to Regulation S; and

           WHEREAS,  the form of partial compensation  agreed  to
between   the  parties  was  the  issuance  of  warrants   herein
described.


           NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

           Section  1.   Definitions.  (a)  Terms  used  in  this
Warrant Agreement shall have the following meanings, unless the context otherwise requires:

                 "Commission"  shall  mean  the  Securities   and
          Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act.

                "Common Stock" shall mean the common stock of XCL as the same shall be in existence from time to time.

                "Exchange Act" shall mean the Securities Exchange
          Act of 1934, as amended, or any successor federal statute.

                "Exercise Price" shall mean the exercise price of a Warrant, which shall be the lesser of $.25 per share of Common Stock.

               "Expiration Date" shall mean December 31, 1998.

                 "Person" shall mean an individual or firm, corporation, partnership, trust, association or other entity.

                "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute.

                "The Stock Exchange Daily Official List" shall mean the daily official list of the prices of stock listed on the International Stock Exchange of the United Kingdom of Great Britain and Northern Ireland and the Republic of Ireland Limited.

                "Warrant" shall mean a warrant issued pursuant to this Agreement entitling the record holder thereof to purchase from XCL at the Warrant Office one share of Common Stock (subject to adjustment as provided in Section 11) at the Exercise Price at any time on or before 5:00 P.M., local time, at the Warrant Office, on the Expiration Date. Where the context requires, the term "Warrant" as used herein denotes one or more Warrants evidenced by a single Warrant Certificate.

                "Warrant  Certificate" shall mean  a  certificate
          evidencing one or more Warrants, substantially in the form of Exhibit A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to Section 11.

                "Warrantholder" shall mean, initially the Persons party to this Warrant Agreement and thereafter the Persons named in the Warrant Register as the holders of the Warrants.

                "Warrant Office" shall mean the office or agency of XCL at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency on the date of this Agreement is the office of XCL at 110 Rue Jean Lafitte, Lafayette, Louisiana 70508, which office or agency may be changed by XCL upon five (5) business days prior notice in writing to the Warrantholders.

                 "Warrant  Register"  shall  mean  the  register,
          substantially  in  the  form  of  Exhibit   B   hereto,
          maintained by XCL at the Warrant Office.

               "Warrant Stock" shall mean the number of shares of Common Stock issuable upon exercise of the Warrants.

           (b) Other Rules of Construction. References in this Agreement to Sections, Paragraphs and Exhibits are to Sections and Paragraphs of and Exhibits to this Agreement unless otherwise indicated. The words "hereof", "herein", "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular Section or other subdivision hereof or attachment hereto. Words in the singular include the plural and in the plural include the singular. Words in the neuter gender shall include the masculine and feminine and vice versa. The word "or" is not exclusive. The word "including" shall be deemed to mean "including, without limitation". The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 2. Representations and Warranties. XCL hereby represents and warrants as follows:

           (a) XCL is a corporation duly organized and validly existing under the laws of the State of Delaware, has the power and authority to execute and deliver this Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Agreement and the Warrant Certificates.

           (b) The execution, delivery and performance by XCL of this Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Stock upon exercise of the Warrants have been duly authorized by all necessary corporate action, and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien upon the assets of XCL pursuant to, any requirement of law or any material contractual obligation binding upon XCL.

            (c)   This  Agreement  has  been  duly  executed  and
     delivered by XCL and constitutes a legal, valid, binding and enforceable obligation of XCL. When the Warrants and Warrant Certificates have been issued as contemplated hereby
     (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of XCL and (ii) the Warrant Stock, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof (other than for the statutory liability prescribed by Delaware law).

      Section 3. Issuance of Warrants. XCL hereby agrees to issue and deliver to Warranthholder one or more Warrant Certificates evidencing Warrants to purchase 300,000 shares of Common Stock at any time on or before 5:00 P.M., local time at the Warrant Office, on the Expiration Date. Each Warrant shall entitle the holder thereof to purchase one fully paid and nonassessable share of Warrant Stock upon the exercise thereof at a price per share equal to the Exercise Price as adjusted as provided in Section 11. Each Warrant Certificate shall be executed on behalf of XCL by the manual or facsimile signature of the President or any executive officer of XCL, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the Secretary or Assistant Secretary of XCL. Warrants shall be dated as of August 16 1996.

      Section 4. Exercise of Warrants. (a) Warrants may be exercised at any time in whole or in part on any business day on or before 5:00 p.m., local time, at the Warrant Office on the
Expiration Date by presentation and surrender of the Warrant Certificate evidencing such Warrants, with the Form of Election to Purchase (the "Election Form") annexed to the Warrant Certificate and payment of the Exercise Price, multiplied by the number of shares of Warrant Stock issuable upon exercise of such Warrants. Upon surrender of such Warrant Certificate by the Warrantholder thereof and payment of the Exercise Price by certified or official bank check payable to the order of XCL of the aggregate Exercise Price for the number of shares of Warrant Stock in respect of which such Warrant is being exercised in lawful money of the United States of America, XCL shall issue and cause to be delivered with all reasonable dispatch to or upon the written notice of such Warrantholder or upon the written order of such Warrantholder and in such name or names as such Warrantholder may designate, a certificate or certificates for the Warrant Stock, together with cash in respect of any fraction of a share of Warrant Stock issuable upon such surrender pursuant to Section 7 hereof. The Warrantholders shall be deemed to have been holders of record of the number of shares of Warrant Stock specified in the Election Form as of the date of such exercise of such Warrants.

           (b) In the event that Warrants constituting less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time prior to the Expiration Date, a new Warrant Certificate, duly executed by XCL and dated the same date as the Warrant Certificate being replaced, will be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered bearing the legend set forth in Section 13(b). Warrantholders shall not be entitled to receive fractional Warrants.

           (c) XCL will, in accordance with applicable Delaware law, take any action which may be necessary in order that XCL may validly and legally issue fully paid and non-assessable Warrant Stock at the Exercise Price, including taking any corporate action that may, in the opinion of its counsel, be necessary therefor prior to taking any action that would cause a reduction of the Exercise Price, pursuant to the provisions of Section 11 hereof, to an amount below the then-par value of the Warrant Stock.

          (d) XCL hereby agrees that at all times there shall be reserved, for issuance and delivery upon exercise of the Warrants, the Warrant Stock issuable from time to time upon exercise of such Warrants. XCL covenants that all Warrant Stock will, upon issuance in accordance with the terms of this Agreement, be validly issued, fully paid and non-assessable and free from all taxes with respect to the issuance thereof and from all liens, charges, security interests and other encumbrances or restrictions on sale (other than restrictions on sales under applicable securities laws) and free and clear of all adverse or preemptive rights.

           Section  5.   Registration, Transfer and  Exchange  of
     Certificates. (a) XCL shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. XCL may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on a Warrant Certificate made by anyone) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and XCL shall not be affected by any notice to the contrary.

           (b) Warrants may be exchanged or transferred at the option of the holder thereof, subject to compliance with the provisions of Section 13 hereof. XCL shall register the transfer of the outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificates evidencing such Warrants to XCL at the Warrant Office, accompanied (if so required  by  it) by a written instrument or instruments  of transfer in form reasonably satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, one or more new duly executed Warrant Certificates evidencing such transferred Warrants shall be issued to the transferees and the surrendered Warrant Certificates shall be canceled. If less than all the Warrants evidenced by a Warrant Certificate(s) surrendered for transfer are to be transferred, new duly executed Warrant Certificate(s) shall be issued to the Warrantholder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

           (c) Each Warrant Certificate may be exchanged at the option of the holder thereof, when surrendered to XCL at the Warrant Office, for another Warrant Certificate of like tenor, or for other Warrant Certificates, representing an equivalent number of Warrants. Any Warrant Certificate surrendered for exchange shall be canceled. Subject thereto, a Warrant Certificate may be divided or combined with other Warrant Certificates evidencing the same rights of such
     Warrant Certificate being divided or combined, upon presentation of such Warrant Certificate being divided or combined at the Warrant Office, together with written notice specifying the names and denominations in which new Warrant Certificates are to be issued and signed by the Warrantholder of the Warrants evidenced by the Warrant Certificate being so divided or combined.

           (d) Except as provided in Sections 13(c) and 13(d), each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in Section 13(b) if the Warrant Certificate presented for transfer or exchange bore such legend.

            (e) Any transfer, exchange or assignment of Warrants (including any new Warrants issued pursuant to
     Section 6 hereof) shall be without charge to the Warrantholder (other than as set forth in Section 8 hereof or any income tax withholding requirements) and any new Warrant or Warrants issued pursuant to this Section 5 shall be dated the date hereof.

      Section 6. Mutilated or Missing Warrant Certificate. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, XCL shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate, in form and substance identical to the form of such mutilated, lost, stolen or destroyed Warrant Certificate of like tenor and representing an equivalent number of Warrants as were evidenced by such mutilated, lost, stolen or destroyed Warrant Certificate, but only upon receipt of evidence satisfactory to XCL of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity reasonably satisfactory to it. Any such new Warrant Certificate shall constitute an original contractual obligation of XCL, whether or not the allegedly mutilated, lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by any person. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in Section 13(b) if the Warrant Certificate for which such substitution was made bore such legend.

      Section 7. No Fractional Stock. XCL shall not be required to issue fractional shares of Common Stock upon exercise of any Warrants by a Warrantholder. Instead of any fractional shares of Warrant Stock that would otherwise be issuable to such Warrantholder, XCL shall pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest of the then-current Market Price per share (as defined in Section 11 hereof) of Warrant Stock.

      Section 8. Payment of Taxes. XCL will pay any and all documentary, stamp, transfer or other taxes attributable to the initial issuance or delivery of Warrant Stock; provided that XCL shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Stock in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and XCL shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to XCL the amount of such tax or shall have established to the reasonable satisfaction of XCL that such tax has been paid.

      Section 9. No Stockholder Rights. Unless and until exercise of any Warrant shall have occurred, nothing contained in this Agreement or in any of the Warrant Certificate evidencing such Warrant shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or subscription rights, or to consent or to receive notice as a stockholder in respect of the meetings of the stockholders or the election of directors of XCL or any other matter, or any rights whatsoever as a stockholder of XCL. No provisions of any Warrant or of this Warrant Agreement, in the absence of affirmative action by the Warrantholder to exercise such Warrant, and no mere enumeration herein of the rights or privileges of such Warrantholder, shall give rise to any liability of such Warrantholder for the Exercise Price or as a stockholder of XCL, whether such liability is asserted by XCL or its creditors.

      Section 10. Obtaining of Governmental Approvals and Stock Exchange Listings. XCL will, at its own expense, from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates and the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Stock and all action which may be necessary so that such Warrant Stock, immediately upon their issuance upon the exercise of Warrants, or at such later time as shall be otherwise provided herein, will be listed on each securities exchange, if any, on which the Common Stock is then listed; provided, however, except as set forth in Section 13A hereof, nothing herein provided shall require XCL to register the Warrants or the Warrant Stock under the Securities Act.

     Section 11.  Adjustment of Number of Shares of Warrant Stock
Purchasable. Prior to the Expiration Date, the Exercise Price is subject to adjustment from time to time as follows:

           (a) In case XCL shall at any time after the date of this Agreement (i) declare a dividend on the shares of Common Stock payable in shares of Common Stock, or (ii) subdivide or split up the outstanding shares of Common Stock the amount of Warrant Stock to be delivered upon exercise of any Warrant will be appropriately increased so that the Warrantholder will be entitled to receive the amount of Warrant Stock that such Warrantholder would have owned immediately following such actions had such Warrant been exercised immediately prior thereto, and the Exercise Price in effect immediately prior to the record date for such dividend or the effective date for such subdivision shall be proportionately decreased, all effective immediately after the record date for such dividend or the effective date for such subdivision or split up. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) In case XCL shall at any time after the date of this Agreement combine the outstanding shares of Common Stock into a smaller number of units, the Exercise Price in effect immediately prior to the record date for such combination shall be proportionately increased, effective immediately after the record date for such combination. Such adjustment shall be made successively whenever any such combinations shall occur.

           (c) In the event that XCL shall at any time after the date of this Agreement (i) issue or sell any shares of
     Common  Stock  (other  than Warrant  Stock)  (or  securities convertible or exchangeable into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Market Value per share of Common Stock (as defined in Section 11(e) hereof), or (ii) issue or sell options, rights or warrants to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock (as defined in
     Section 11(e) hereof), the Exercise Price to be in effect after the date of such issuance shall be determined by multiplying the Exercise Price in effect on the day immediately preceding the relevant issuance or record date, as the case may be, used in determining such Market Value or Market Price, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such issuance or record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Value or Market Price, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding on such issuance or record date plus the number of additional shares of Common Stock to be issued or to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); such adjustment shall become effective immediately after the close of business on such issuance or record date; provided, however, that no such adjustment shall be made for the issuance of (s) options to purchase shares of Common Stock granted pursuant to XCL's employee stock option plans approved by shareholders of XCL (and the shares of Common Stock issuable upon exercise of such options) (provided that option exercise prices shall not be less than the Market Value of the Common Stock (as defined in Section 11(e) hereof) on the date of the grant of such options), (t) XCL's warrants to purchase shares of Common Stock (and the shares of Common Stock issuable upon exercise of such warrants), outstanding on the date hereof, (u) XCL's shares of Series A, Cumulative Convertible Preferred Stock (and the shares of Common Stock issuable upon conversion of such preferred stock), (v) XCL's shares of Series B, Cumulative Preferred Stock (and the shares of Common Stock issuable in lieu of dividend and redemption payments thereunder), (w) XCL's $15 million in principal of Secured Subordinated Debt Notes (and the shares of Common Stock issuable in lieu of interest payments thereunder) and (x) XCL's shares of Series E, Cumulative Convertible Preferred Stock (and shares of Common Stock issuable upon conversion of such preferred stock). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined reasonably and in good faith by the Board of Directors of XCL and reviewed and approved by the independent auditors of XCL. Shares of Common Stock owned by or held for the account of XCL or any wholly-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if the date of such issuance had not been fixed.

           (d) In case XCL shall make a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which XCL is the continuing corporation) of evidences of its indebtedness, securities other than Common Stock or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock), the Exercise Price to be in effect after such date of distribution shall be determined by multiplying the Exercise Price in effect on the date immediately preceding the record date for the determination of the stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price per share of Common Stock (as defined in Section 11(e) hereof) on such date, less the then-fair market value (as determined reasonably and in good faith by the Board of Directors of XCL and reviewed and approved by the independent auditors of XCL) of the portion of the assets, securities or evidences of indebtedness so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Market Price per share of Common Stock, such adjustment to be effective immediately after the distribution resulting in such adjustment. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such distribution if a record date therefor is fixed); and, if such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date of distribution had not been fixed.

           (e)   For  the purposes of any computation under  this
     Section 11, the "Market Price per share" of Common Stock on any date shall be deemed to be the average of the closing sales price for the 20 consecutive trading days ending on the record date for the determination of the shareholders entitled to receive any rights, dividends or distributions described in this Section 11, and the "Market Value per share" of Common Stock on any date shall be deemed to be the closing sales price on the date of the issuance of the securities for which such computation is being made, as reported on the principal United States securities exchange on which the Common Stock is listed or admitted to trading or if the Common Stock is not then listed on any United States stock exchange, the average of the closing sales price on each such day during such 20 day period, in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), or, if not so reported, the average of the closing bid and asked prices on each such day during such 20 day period in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, as reported in the "pink sheets" published by the National Quotation Bureau, Inc. or any successor thereof, or, if not so quoted, the average of the middle market quotations for such 20 day period in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, as reported on The Stock Exchange Daily Official List. In the case of Market Price or Market Value computations based on The Stock Exchange Daily Official List, the Market Price or Market Value shall be converted into United States dollars at the then spot market exchange rate of pounds sterling
     (UK) into United States dollars as quoted by Chemical Bank or any successor bank thereto on the date of determination. If a quotation of such exchange rate is not so available, the exchange rate shall be the exchange rate of pounds sterling in United States dollars as quoted in The Wall Street Journal on the date of determination.

           (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided that any adjustments which by reason of this Section 11(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to 1% or more) upon the happening of one or more of the events specified in Sections 11(a), (b) or (h). All calculations under this Section 11 shall be made to the nearest cent.

           (g) If at any time, as a result of an adjustment made pursuant to Section 11(a) or (b) hereof, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of XCL other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Stock contained in this Section 11, and the provisions of this Agreement with respect to the Warrant Stock shall apply on like terms to such other shares.

           (h) In the case of (1) any capital reorganization of XCL, or of (2) any reclassification of the shares of Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or (3) any consolidation or merger of XCL or (4) the sale, lease or other transfer of all or substantially all of the properties and assets of XCL as, or substantially as, an entirety to any other person or entity, each Warrant shall after such capital reorganization, reclassification of the shares of Common Stock, consolidation, or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of shares of Warrant Stock purchasable (immediately prior to the effectiveness of such capital reorganization, reclassification of shares of Common Stock, consolidation, or sale) upon exercise of a Warrant would have been entitled upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights thereafter of a Warrantholder shall be appropriately adjusted (as determined reasonably and in good faith by the Board of Directors of XCL and reviewed and approved by the independent auditors of XCL) so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of a Warrant. XCL shall not effect any such consolidation or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation, partnership or other entity (if other than XCL) resulting from such consolidation or the corporation, partnership or other entity purchasing such assets or the appropriate entity shall assume, by written instrument, the obligation to deliver to the holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of XCL under this Agreement. For purposes of this paragraph (h) a merger to which XCL is a party but in which the Common Stock outstanding immediately prior thereto is changed into securities of another corporation shall be deemed a consolidation with such other corporation being the successor and resulting corporation.

           (i) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

           Section 12. Notices to Warrantholders. Upon any adjustment pursuant to Section 11, XCL shall promptly, but in any event within 20 days thereafter, cause to be given to each of the registered holders of the Warrants, at its address appearing on the Warrant Register, by first-class mail, postage prepaid, a certificate signed by its Chairman of the Board, its President, or any Vice President, and its Treasurer, Secretary or any Assistant Secretary setting forth the Exercise Price as so revised and the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustments and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 12.

     In case:

          (a) XCL shall authorize the issuance to all holders of shares of Common Stock of options, rights or warrants to subscribe for or purchase Common Stock of XCL or of any other subscription rights or warrants; or

           (b) XCL shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock); or

           (c) of any consolidation or merger to which XCL is a party, or of the conveyance or transfer of all or substantially all of the properties and assets of XCL substantially as an entirety, or of any capital reorganization or reclassification or change of the shares of Common Stock; or

           (d) of the voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors or winding up of XCL; or

          (e) XCL proposes to take any other action or any other event occurs which would require an adjustment of the Exercise Price pursuant to Section 11;

then XCL shall cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register, at least 20 calendar days prior to the applicable record date or effective date, as the case may be, hereinafter specified, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their units for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

       Section 13. Restrictions on Transfer. (a) Each Warrantholder represents that it is acquiring the Warrants, and upon the exercise thereof the Warrant Stock, for its own account, for investment and not with a view to any distribution or public offering within the meaning of the Securities Act. Each Warrantholder acknowledges that the Warrants and the Warrant Stock issuable upon exercise thereof have not been registered under the Securities Act or any state securities laws and agrees that it will not sell or otherwise transfer its Warrants or Warrant Stock except in compliance with the Securities Act and applicable state laws and upon the terms and conditions specified herein and that it will cause any transferee thereof to agree to take and hold the same subject to the terms and conditions specified herein.

           (b) Except as provided in Sections 13(c) and 13(d) hereof, each Warrant Certificate and each certificate for the Warrant Stock shall include a legend appropriately conformed and in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OR BLUE SKY LAWS OF ANY OTHER DOMESTIC OR FOREIGN JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. SUCH SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE WARRANT AGREEMENT DATED AS OF AUGUST 16, 1996, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER, AND THE HOLDER OF THE SECURITIES AGREES TO BE BOUND THEREBY.

               (c) Prior to any proposed transfer of the Warrant or any Warrant Stock the holder thereof shall give prior written notice to XCL of such holder's intention to effect such transfer. Each such notice shall be accompanied by a written opinion of such holder's counsel which counsel and which opinion shall be reasonably satisfactory to XCL to the effect that the proposed transfer may be effected without registration under the Securities Act or applicable state laws. The Warrant Certificate and each certificate evidencing the Warrant Stock transferred pursuant to this Section 13(c) shall bear the legend set forth in Section 13(b); provided, however, that such legend shall not be required if such transfer is being made in connection with a sale which is exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on transfer in this Section 13 are required in order to ensure compliance with the Securities Act and such applicable state laws.

               (d) The restrictions set forth in this Section 13 shall terminate and cease to be effective with respect to any Warrant Stock registered under the Securities Act or as to which the proviso to the last sentence of
          Section 13(c) is applicable. Whenever such restrictions shall so terminate XCL will rescind any transfer restrictions relating thereto and the holder of such Warrant and/or Warrant Stock shall be entitled to receive from XCL, without expense (other than transfer taxes, if any), a Warrant Certificate or certificates for such Warrant Stock not bearing the legend set forth in Section 13(b).

     Section 13A.     Registration Rights.

           (A)      Subject  to  the provisions  of  subparagraph
(C)(ii) below, if, at any time after the date hereof, XCL proposes to register any shares of its Common Stock (or securities convertible into its Common Stock) under the Securities Act (other than on Form S-4 or Form S-8 or other comparable form as may be in effect), it will at each such time give written notice to all holders of the Warrants and Warrant Stock of its intention to do so and, upon the written request of any holder thereof given within 20 days after XCL's giving of such notice (which request shall state the intended method of disposition thereof by the prospective sellers), XCL will use its best efforts to effect the registration of the Warrant Stock which it shall have been so requested to register by including the same in such registration statement, all to the extent requisite to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition given in each such request. In the event that any registration pursuant to this Section 13(A) shall be in connection with an underwritten offering of equity securities of XCL, and the managing underwriter determines in good faith and advises in writing that the number of shares of Common Stock which XCL proposes to offer under such registration statement, together with the number of shares of Warrant Stock and other shares of Common Stock requested to be included in such registration statement by the holders of securities having registration rights similar to those of this Section 13(A), exceeds the number of shares of Common Stock it is advisable to offer and sell at such time, then the number of shares of Common Stock to be sold by
XCL, such holders and such other shareholders after such reduction shall be allocated between XCL, such holders and such other shareholders, such that XCL shall have the right to have offered no less than 75% of the original number of shares proposed or requested by XCL to be registered and the balance shall be allocated among the holders and such other shareholders pro rata with respect to the number of shares of Common Stock or Warrant Stock, as the case may be, owned by each such holder and such other shareholders on the date of the notice provided by XCL pursuant to this Section 13(A). Notwithstanding the foregoing provisions, XCL may withdraw any registration statement referred to in this Section 13(A) without thereby incurring any liability to the holders of Warrant Stock.

          (B) As a condition to the inclusion of shares of Warrant Stock in any registration statement, each holder of Warrant Stock requesting registration thereof will furnish to XCL such information with respect to them and their plan of distribution of such shares as is required to be disclosed in the registration statement (and the prospectus and all amendments thereto included therein) by the applicable rules, regulations and guidelines of the Securities and Exchange Commission ("Commission").

      (C) If and whenever the Company is required to use its best efforts to effect the registration of shares of Warrant
Stock under the Securities Act, XCL shall:

            (i) prepare and file with the Commission a registration statement on the appropriate form with respect to such Warrant Stock and use its best efforts to cause such registration statement to become effective as soon as practicable after the date of any request given by a holder of Warrant Stock pursuant to this Section 13A.

           (ii) prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the registration statement covering such Warrant Stock and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with any applicable provisions of the Securities Act with respect to the disposition of all such Warrant Stock covered by such registration statement until such time, as all of such Warrant Stock registered thereunder has been disposed of in accordance with the intended method of disposition of the holders set forth therein or until such Warrant Stock can be freely sold under the Securities Act or the Warrants are no longer outstanding or the Warrants shall have expired in accordance with their respective terms without having been exercised;

           (iii) furnish to each holder such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as the holders may reasonably request, in order to facilitate the public sale or other disposition of such Warrant Stock;

           (iv) notify each holder if, at any time when a prospectus relating to such Warrant Stock is required to be delivered under the Securities Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Warrant Stock includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Securities Act, and prepare and furnish to the holders a reasonable number of copies of a supplement to or an amendment of such prospectus which will correct such statement or omission or effect such compliance;

           (v) use its best efforts to register or qualify such Warrant Stock under such other securities or blue sky laws of such jurisdictions as the holders shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable the holders to consummate the public sale or other disposition in each such jurisdiction of such Warrant Stock owned by them; provided, however, that XCL shall not be required to consent to the general service of process or to qualify to do business in any jurisdiction where it is not then qualified;

           (vi) use its best efforts, promptly after receipt of such information, to notify the holders of the following:
     (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective or is approved; (B) the issuance by any competent authority of any stop order suspending the effectiveness or qualification of such registration statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose; and (C) the suspension of the qualification of any such Warrant Stock included in such registration statement for sale in any jurisdiction;

           (viii) pay all costs and expenses incident to the performance and compliance by XCL of its obligations under this Section 13A including, without limitation, (1) all registration and filing fees; (2) all printing expenses; (3) all fees and disbursements of counsel and independent public accountants for XCL; (4) all blue sky fees and expenses
     (including  fees  and  expenses  of  counsel  for   XCL   in
     connection with blue sky surveys); and (5) the entire expense of any special audits required by the rules and regulations of the Commission; provided, however, that XCL shall have no obligation to pay or otherwise bear any portion of the fees and disbursements of counsel and accountants for the holders and the underwriters' fees, out-of-pocket costs, commissions or discounts attributable to the Warrant Stock being offered and sold by the holders, all of which shall be paid or otherwise borne by the holders.

      (D)      In connection with a registration pursuant to this
Section  13A  covering an underwritten public offering,  XCL  and the holders agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of XCL's size and investment stature.

      (E) (i) XCL will indemnify and hold harmless the holders, their officers and directors and any "underwriter" (as defined in the Securities Act) for the holders and each other person, if any who controls the holders within the meaning of the Securities Act from and against any and all losses, claims, damages, liabilities and legal and other expenses (including costs of investigation, defense and good-faith settlement) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which the Warrant Stock was registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the holders and furnished to XCL in writing by the holders expressly for use therein.

           (ii) It shall be a condition to the obligation of XCL to effect a registration of the Warrant Stock of any holder under the Securities Act pursuant hereto, that such holder indemnifies and holds harmless XCL and, in connection with an underwritten public offering, each underwriter and each person, if any, who controls XCL or the underwriter, within the meaning of the Securities Act, to the same extent as the indemnity from XCL in the foregoing paragraph, but only with reference to information relating to such holder furnished to XCL or the underwriter in writing by such holder expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto.

           (iii) In case any claim shall be made or any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this Section 13A, such indemnified party shall promptly notify the indemnifying party in writing of the same; provided that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this Section 13A. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; provided that XCL shall not be liable for the fees and disbursements of more than one additional counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. XCL shall not, except with the approval of each indemnified party (which approval shall not be unreasonably withheld) under this Section 13A, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the release by all interested claimants and plaintiffs of the indemnified parties from all liability in respect of such claim or litigation.

     Section 13B. Reservation of Shares. XCL shall at all times have authorized, and reserve and keep available and free from preemptive rights or other restrictions (except as required by law), for the purpose of enabling it to satisfy any obligation to issue Warrant Stock upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

           Section 14. Amendments and Waivers. Any provision of this Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by XCL and the holders of not less than a majority of the outstanding Warrants; provided that the Exercise Price may not be increased and the amount of Warrant Stock issuable upon exercise of the Warrants may not be reduced (except pursuant to Section 11 hereof), the Expiration Date may not be changed to an earlier date and this Section may not be amended except with the consent of the holders of all outstanding Warrants and/or Warrant Stock.

           Section 15. Specific Performance. The holders of the Warrants shall have the right to specific performance by XCL of the provisions of this Warrant Agreement. XCL hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against XCL for specific performance of this Warrant Agreement by the holders of the Warrants.

          Section 16. Notices. Any notice or demand to be given or made by the holders to or on XCL pursuant to the Agreement shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed to XCL as follows (or to such other address as may hereafter be designated by XCL in writing to such registered holder):

          XCL Ltd.
          110 Rue Jean Lafitte
          Lafayette,  Louisiana  70508
          Attention:  Secretary

           Any notice to be given by XCL to any of the holders of the Warrants or the Warrant Stock shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to such holder as such holder's name and address shall appear on the Warrant Register or the Common Stock registry of XCL, as the case may be.

           Section 17. Binding Effect. This Agreement shall be binding upon and inure to the sole and exclusive benefit of XCL, its successors and assigns, the other parties hereto and the registered holders from time to time of the Warrants and the Warrant Stock, and their respective successors, assigns and heirs.

            Section 18. Termination. This Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date or the date on which none of the Warrants shall be outstanding, except that the provisions of
Section 13(d) shall continue in full force and effect after such termination.

           Section  19.   Counterparts.  This  Agreement  may  be
executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

           Section  20.  DELAWARE LAW.  THIS AGREEMENT  AND  EACH
WARRANT  CERTIFICATE  SHALL  BE  GOVERNED  BY  AND  CONSTRUED  IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

           Section 21. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than XCL and the registered holders of the Warrants and the Warrant Stock any legal or equitable right, remedy or claim under this Agreement.

          Section 22. Availability of Information. XCL shall comply with all applicable public information reporting requirements to which it may be subject from time to time, including, without limitation, Rule 144 under the Securities Act as it relates to the availability of an exemption from the
Securities Act for the sale of restricted securities. The Company also shall cooperate with each Warrantholder and with each holder of any Warrant Stock in supplying such information as may be necessary for any such holder to compete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of restricted securities.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.


                              XCL LTD.

                                    /s/ David A. Melman
                                   ______________________
                              By:  David A. Melman
                              Title: Executive Vice President

                              __________________________________________
                              [Signature of Warrant Owner if individual]





                              __________________________________________
                              [Signature of Warrant Owners if Joint Tenant, Tenant in Common or Tenant by the Entirety]


                              Terrenex Acquisition Corp.
                              __________________________________________
                              [Print Name of Corporation,
                              Partnership, Trust or Other Entity

                              /s/ Michael Binnion
                              ___________________________________
                              [Signature of Authorized Signatory
                              signing on behalf of the
                              Corporation, Partnership, Trust or
                              Other Entity]

                              Michael Binnion
                              ___________________________________
                              [Print Name of Signatory]

                                                        EXHIBIT A
                                                       to Warrant
                                                        Agreement

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OR BLUE SKY LAWS OF ANY OTHER DOMESTIC OR FOREIGN JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. SUCH SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE WARRANT AGREEMENT, DATED AS OF AUGUST 16, 1996, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER AND THE HOLDER OF THE SECURITIES AGREES TO BE BOUND THEREBY.


      EXERCISABLE ONLY IN ACCORDANCE WITH WARRANT AGREEMENT

     No.   TAC-1                     300,000  Warrants

                       WARRANT CERTIFICATE
                            XCL LTD.

           This Warrant Certificate certifies that, for value received, Terrenex Acquisitions Corp. is the registered holder of 300,000 Warrants (the "Warrants") to purchase 300,000 shares of common stock, par value $.01 per share ("Common Stock") of XCL Ltd. ("XCL"). Each Warrant entitles the holder, subject to the conditions set forth herein and in the Warrant Agreement dated as of August 16, 1996, between XCL and the other parties thereto (the "Warrant Agreement"), to purchase from XCL on or before 5:00 p.m., local time at the Warrant Office, on the Expiration Date (as such term is defined in the Warrant Agreement) one fully paid and nonassessable share of Common Stock of XCL (the "Warrant Stock") at the Exercise Price (as such term is defined in the Warrant Agreement) of Warrant Stock payable by certified or official bank check payable to the order of XCL in lawful money of the United States of America, upon surrender of this Warrant Certificate, with the Form of Election to Purchase annexed hereto and payment of the Exercise Price at the office of XCL at 110 Rue Jean Lafitte, Lafayette, Louisiana 70508 or such other address as XCL may specify upon five business days' prior notice in writing to the registered holder of the Warrant evidenced hereby (the "Warrant Office"). The Exercise Price is subject to adjustment prior to the Expiration Date upon the occurrence of certain events as set forth in the Warrant Agreement.

      No Warrant may be exercised after 5:00 P.M., local time at the Warrant Office, on the Expiration Date and all rights of the registered holders of the Warrants shall cease after 5:00 P.M., local time at the Warrant Office, on the Expiration Date.

     The Company may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owner thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof or any distribution to the holders hereof, and for all other purposes, and XCL shall not be affected by any notice to the contrary.

      This Warrant Certificate, when surrendered at the Warrant Office may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate of like tenor, or for other Warrant Certificates, evidencing an equivalent number of Warrants.

      Subject to the provisions of Section 13 of the Warrant Agreement, upon surrender of this Warrant Certificate at the Warrant Office, one or more new duly executed Warrant Certificates evidencing such transferred Warrants shall be issued to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, one or more new duly executed Warrant Certificates evidencing, in the aggregate, the remaining number of Warrants shall be issued to the registered holder hereof, subject to the limitations provided in the Warrant
Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

       This Warrant Certificate is the Warrant Certificates referred to in the Warrant Agreement. Such Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of XCL and the holders, and in the event of any conflict between the terms of this Warrant Certificate and the provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall control. XCL has certain obligations to register the Warrant Stock at the time and subject to the terms and conditions set forth in the Warrant Agreement.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, XCL has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                              XCL LTD.



                              By:_________________________
                             Title:______________________

(CORPORATE SEAL)

ATTEST:

____________________________
Assistant Secretary

                                                    ANNEX to Form
                                                       Of Warrant
                                                      Certificate


                 [FORM OF ELECTION TO PURCHASE]

            (To be executed upon exercise of Warrant)



           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Warrant Stock and herewith tenders payment for such Warrant Stock to the order of _____________________ in the amount of $____________ in accordance with the terms of this Warrant Certificate and the Warrant Agreement incorporated by reference herein. If the number of Warrants exercised is less than the number reflected in the Warrant Certificate, a certificate for the balance of the Warrants is requested.

          Signature:_____________________________________________
                    ______
                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Date:__________________